Exhibit 99.1

Dyadic Highlights Accelerated Interest in C1 Biomanufacturing Platform Amid Ebola Preparedness Activities and Growing Commercial Adoption

Company’s C1 platform may help address urgent need for rapid, scalable vaccine and antibody manufacturing while supporting broader commercialization across life sciences, food, nutrition and industrial markets

JUPITER, Fla., June 15, 2026 — Dyadic International, Inc. (Nasdaq: DYAI), d/b/a Dyadic Applied BioSolutions (“Dyadic” or the “Company”), a biotechnology company focused on the development and commercialization of scalable microbial protein production platforms, today highlighted increasing interest in its proprietary C1 protein production platform as global infectious disease preparedness efforts intensify in response to the ongoing Bundibugyo Ebola virus (BDBV) outbreak and as the Company continues to advance commercial adoption across multiple high-growth markets.

The recent Ebola-related preparedness activity has brought renewed attention to one of the most important challenges in global health: the ability to rapidly manufacture vaccines, monoclonal antibodies and other biologics at sufficient scale and affordable cost. Dyadic believes its C1 platform is well positioned to help address this challenge through rapid strain development, high expression levels, flexible microbial manufacturing and reduced production timelines.

Dyadic’s C1 platform has demonstrated the ability to progress from receipt of a codon-optimized viral gene sequence to purified recombinant antigen or monoclonal antibody in approximately 15 days. The Company believes this speed may be particularly important during infectious disease outbreaks, where response time, manufacturing capacity and equitable access can directly affect preparedness outcomes.

“Recent outbreaks continue to demonstrate that speed matters,” said Mark A. Emalfarb, Chief Executive Officer of Dyadic Applied BioSolutions. “Scientific discovery alone is not enough. Vaccines and antibody therapies that cannot be manufactured quickly, affordably and at sufficient scale are unable to reach the people who need them most. A vaccine or antibody that is unavailable or unaffordable is 100% ineffective. Manufacturing matters.”

Ebola Preparedness Creates Timely Interest in Rapid Biomanufacturing

The Bundibugyo Ebola virus outbreak has led to enhanced surveillance, traveler screening, border monitoring and other public health measures associated with international travel and large public gatherings, such as the FIFA World Cup. These activities underscore the need for technologies that can support the rapid development, production and release of vaccines and antibody therapies during infectious disease threats.

Dyadic is experiencing growing interest in the potential application of its C1 microbial protein production platform for Ebola-related vaccine antigen and monoclonal antibody development programs. This interest reflects the growing need for technologies that can support rapid, scalable and cost-effective biologics manufacturing during infectious disease outbreaks.

Dyadic’s recently announced collaboration with Scripps Research represents one important track. The collaboration combines Scripps’ expertise in computational antigen design and viral immunology with Dyadic’s C1 protein production platform. Together, the organizations are evaluating approaches that may accelerate the development and production of vaccine antigens and monoclonal antibody candidates for infectious diseases, including Ebola, hantaviruses and other emerging viral threats.

A second track involves research proposals submitted in response to CEPI’s Ebola funding call that incorporate Dyadic’s C1 platform to support vaccine development and manufacturing. These submissions are focused on evaluating the potential use of C1 to support rapid vaccine antigen development and scalable manufacturing for Ebola preparedness.

A third track involves an additional monoclonal antibody initiative with Fondazione Biotecnopolo di Siena and the European Vaccines Hub. This initiative is focused on antibody programs targeting Ebola and hantavirus infections and further highlights the potential application of Dyadic’s C1 platform beyond vaccine antigen production and into scalable monoclonal antibody manufacturing.

Together, these three tracks underscore the growing relevance of Dyadic’s C1 platform in infectious disease preparedness, spanning vaccine antigen development, monoclonal antibody production and scalable biologics manufacturing.

C1 Platform Addresses a Critical Bottleneck: Manufacturing

Dyadic believes that as artificial intelligence has the potential to accelerate the discovery of new antibodies, antigens, enzymes and other proteins, scalable manufacturing platforms can play an increasingly important role in converting scientific innovation into real-world products.

The Company believes the C1 platform’s rapid strain development, high expression levels, use of standard microbial bioreactors, flexible manufacturing profile and potential cost advantages can help support regional manufacturing initiatives focused on vaccines, monoclonal antibodies and other biologics.

Through collaborations and grants involving organizations such as CEPI, the Gates Foundation, the European Vaccines Hub and Fondazione Biotecnopolo di Siena, Dyadic continues to advance and further validate its C1 platform. In addition, Dyadic’s DYAI-100 clinical study demonstrated that C1-produced antigens were generally safe and well tolerated, supporting the potential use of the platform for recombinant protein-based vaccine applications.

“Ebola preparedness is a timely example of why Dyadic’s platform matters,” Emalfarb said. “But the opportunity is much broader. The same capabilities being evaluated for outbreak preparedness are also being used to support commercial products across life sciences, food, nutrition and industrial markets.”

Commercial Adoption Expands Beyond Pandemic Preparedness

While infectious disease preparedness provides a high-profile and urgent use case for Dyadic’s technology, the Company is also leveraging its protein production capabilities to commercialize recombinant proteins and enzymes across multiple markets.

Recent commercial and development milestones include:

●	Launch of recombinant human albumin through Proliant Health & Biologicals

●	Commercialization of recombinant DNase I through Fermbox Bio

●	Global distribution activities through IBT Bioservices

●	Commercialization of recombinant bovine chymosin through Inzymes

●	Advancement of recombinant transferrin and growth factor products targeting cell culture media, cultivated meat, biomanufacturing and other high-growth life sciences applications

Dyadic believes these programs demonstrate that its C1 and Dapibus™ platforms are not limited to one disease, one product or one market. Instead, the Company is pursuing a diversified commercialization strategy that may include product sales, licensing, royalties, funded collaborations, supply relationships and strategic partnerships.

Multiple Markets, Multiple Shots on Goal

Dyadic’s C1 and Dapibus™ platforms are being developed to support recombinant protein production across several major categories:

Biopharmaceutical and Pandemic Preparedness: vaccine antigens, monoclonal antibodies, infectious disease response and regional biologics manufacturing.

Life Sciences and Biomanufacturing: recombinant albumin, DNase I, transferrin, growth factors, diagnostics, cell culture media and bioprocessing inputs.

Food, Nutrition and Wellness: animal-free proteins, dairy and other enzymes, precision fermentation ingredients and sustainable nutrition applications.

Industrial Biotechnology: enzymes and specialty proteins for industrial processes, sustainability-focused manufacturing and bioindustrial applications.

The Company believes this multi-market approach provides several potential pathways for long-term value creation while reducing dependence on any single clinical program, outbreak event or commercial product.

Dyadic Positioned at the Intersection of Global Health, AI and Scalable Protein Manufacturing

Dyadic believes the convergence of emerging infectious disease preparedness, AI-enabled protein discovery, and growing demand for animal-free and recombinant proteins is creating an opportunity for its scalable dual protein production platforms across global health and commercial markets.

As governments, global health organizations, biotechnology companies and academic institutions evaluate approaches to outbreak preparedness and equitable access to biologics, Dyadic believes manufacturing capacity, scalability, speed and cost efficiency are becoming increasingly important considerations.

“What makes this particularly exciting for Dyadic is that we have two complementary protein production platforms designed to serve distinct but significant markets,” Emalfarb said. “Our C1 platform is focused on life sciences and biopharmaceutical applications, including pandemic preparedness, vaccine antigens, monoclonal antibodies, other biologics, diagnostics and cell culture inputs. Our Dapibus™ platform is designed to support the commercialization of recombinant proteins and enzymes across food, nutrition, wellness and bioindustrial markets, including animal-free ingredients, precision fermentation, specialty enzymes and industrial biotechnology applications. Together, these platforms are targeting current addressable market opportunities that Dyadic estimates exceed $25 billion across life sciences, food/nutrition, wellness and bioindustrial applications. As demand continues to grow for biologics, animal-free proteins, cell culture inputs and industrial enzymes, we believe Dyadic’s platforms are increasingly well positioned to support both global health initiatives and commercial market opportunities.”

About Dyadic Applied BioSolutions

Dyadic Applied BioSolutions is a global biotechnology company that aims to develop and commercialize scalable, non-animal protein production platforms to meet growing global demand across the life sciences, food and nutrition, and bio-industrial markets. These high-value proteins are designed to enable customers to develop more efficient, scalable, and sustainable products. Dyadic’s proprietary Dapibus™ and C1 expression systems support rapid, cost-effective, and flexible manufacturing.

For more information, please visit http://www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success of our clinical trial and interest in our protein production platforms, our research projects and third-party collaborations, as well as the availability of necessary funding. Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “anticipate,” “will,” “project,” “may,” “might,” “potential,” or “continue” and other similar terms or variations of them or similar terminology. Dyadic International, Inc., and its subsidiaries caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. Forward-looking statements involve many risks, uncertainties, or other factors beyond Dyadic’s control. These factors include, but are not limited to (i) our history of net losses; (ii) market and regulatory acceptance of our microbial protein production platforms and other technologies; (iii) failure to commercialize our microbial protein production platforms or our other technologies; (iv) competition, including from alternative technologies; (v) the results of nonclinical studies and clinical trials; (vi) our capital needs; (vii) changes in global economic and financial conditions; (viii) our reliance on information technology; (ix) our dependence on third parties; (x) government regulations and environmental, social and governance issues; (xi) intellectual property risks; (xii) our ability to comply with the listing standards of the Nasdaq Stock Market LLC; and (xii) other factors discussed in Dyadic’s publicly available filings, including information set forth under the caption “Risk Factors” in Dyadic’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 25, 2026, as amended on April 30, 2026, and quarterly report on Form 10-Q filed with the SEC on May 13, 2026, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. The forward-looking statements contained in this press release are made only as of the date hereof, and except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Media contacts:

Dyadic Applied BioSolutions:

Ping Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com